      As filed with the Securities and Exchange Commission on July 10, 2001

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       INTERMAGNETICS GENERAL CORPORATION
               (Exact name of issuer as specified in its charter)

             New York                                           14-1537454
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                             450 Old Niskayuna Road
                                  P.O. Box 461
                              Latham, NY 12110-0461
                    (Address of principal executive offices)


                       INTERMAGNETICS GENERAL CORPORATION
                     2000 STOCK OPTION AND STOCK AWARD PLAN
                            (Full title of the plan)

                               Michael C. Zeigler
                       Senior Vice President - Finance and
                             Chief Financial Officer
                       Intermagnetics General Corporation
                             450 Old Niskayuna Road
                                  P.O. Box 461
                              Latham, NY 12110-0461
                     (Name and address of agent for service)

                                 (518) 782-1122
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                               Stephen P. Farrell
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                          New York, New York 10178-0600
                                 (212) 309-6050


                                             CALCULATION OF REGISTRATION FEE

=============================================================================================================================

                                                  Proposed Maximum Offering     Proposed Maximum Aggregate      Amount of
Title of Securities              Amount to be          Price Per Share                Offering Price          Registration
to be Registered                Registered (1)                                                                     Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share, subject to
options granted under the           176,200               20.80 (2)                     3,664,960
2000 Stock Option and Stock
Award Plan
                                     13,818               16.44 (2)                    227,167.92

                                     13,818               22.36 (2)                    308,970.48
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        496,164               29.65 (3)                 14,711,262.60
per share, reserved for the
future grant of options under
the 2000 Stock Option and
Stock Award Plan
-----------------------------------------------------------------------------------------------------------------------------
Total Common Stock par value        700,000                                            18,912,361              4,728.09
$.01 per share
=============================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of1933, as amended (the "Securities Act") and Section 11 of the Intermagnetics General Corporation (the "Company") 2000 Stock Option and Stock Award Plan, this Registration Statement on Form S-8 also registers an indeterminate amount of Common Stock, par value $0.10 per share, of the Company that may be issued upon stock splits, stock dividends or similar transactions, and an indeterminate number of plan interests.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low prices of shares of Common Stock on June 28, 2001, as reported in the American Stock Exchange Composite Transactions.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Intermagnetics General Corporation. (the "Company) with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement on Form S-8 pertaining to the Company's 2000 Stock Option and Stock Award Plan (the "Registration Statement"):

         (a) Annual Report on Form 10-K, for the Fiscal Year Ended May 28, 2000 (the "2000 10-K");

         (b) Quarterly Reports on Form 10-Q, for the Quarters ended August 27, 2000, November 26, 2000 and February 25, 2001; and

         (c) The Company's current reports on Form 8-K filed November 1, 2000 and October 31, 2000.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Independent Public Accountants

         The financial statements incorporated in this Registration Statement by reference to the Company's 2000 10-K have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of that firm as experts in auditing and accounting. Such audited financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP, pertaining to such financial statements (to the extent covered by consents filed by PricewaterhouseCoopers LLP with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

         The financial statements incorporated in this Registration Statement by reference to the Company's 1999 10-K have been incorporated in reliance on the report of KPMG LLP, independent public accountants, given on the authority of that firm as experts in auditing and accounting. Such audited financial statements are incorporated herein in reliance upon the reports of KPMG LLP, pertaining to such financial statements (to the extent covered by a consent filed by KPMG LLP with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 4.  Description of Securities

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Article Tenth ("Article Tenth") of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the general laws of the State of New York any director or officer who is or was a party to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving another corporation, partnership, joint venture, trust or other enterprise at the request of the company including service with respect to employee benefit pans; provided that the Company shall indemnify any person seeking indemnity in connection with an action (or part thereof) initiated by such person only if the action (or part thereof) initiated by such person was authorized by the Board of Directors. In addition, the Company may, by action of the Board of Directors, provide indemnification to any employee and agent who is identified by the Board of Directors as a "designated representative," as such term is defined in Article Tenth, with the same scope and effect as the foregoing indemnification of directors and officers.

         Article Eleventh ("Article Eleventh") of the Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the general laws of the State of New York, no director or officer shall be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for acts or omissions in bad faith or that involve intentional misconduct or a knowing violation of law,
(ii) for financial profit or other advantage personally gained by such director to which such director was not legally entitled, or (iii) pursuant to Section 719 of the New York Business Corporation Law (the "NYBCL").

         Under Section 722 of the NYBCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity is such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such portion of the settlement amount and expenses as the court shall deem proper. The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or plea of nolo contendere, or its equivalent shall not in itself create a presumption that an indemnified person did not act in good faith for a purpose which he reasonably believed to be in, or not opposed to the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful.

         Sections 723 and 725 of the NYBCL allow that expenses incurred by an indemnified person in defending any civil, criminal, administrative investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         In accordance with Section 726 of the NYBCL, the Company maintains insurance policies under which directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

     Exhibit Number        Description of Exhibit

           4.1 Restated Certificate of Incorporation of Intermagnetics General Corporation (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K, filed on August 28, 1998).

           4.2 By-laws, as amended, of Intermagnetics General Corporation (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K, filed August 28, 2000).

           5.1    Opinion of Katherine M. Sheehan, Esq.

          23.1    Consent of PricewaterhouseCoopers LLP.

          23.2    Consent of KPMG LLP.

          23.3    Consent of Katherine M. Sheehan, Esq. (included as part of
                  Exhibit 5).

          24.1    Power of Attorney (included as part of the signature page).

          99.1 Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan.


The Company hereby undertakes that it will submit the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan, and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Latham, State of New York, on this 10th day of July, 2001.

                                    INTERMAGNETICS GENERAL CORPORATION



                                    By:  /s/ Glenn H. Epstein
                                         ------------------------------------
                                         Glenn H. Epstein
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Glenn
H. Epstein, President and Chief Executive Officer, and Michael C. Zeigler, Senior Vice President - Finance and Chief Financial Officer, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.



/s/ Glenn H. Epstein                    President, Chief Executive Officer and         July 10, 2001
---------------------------------       Director
Glenn H. Epstein


/s/ Michael C. Zeigler                  Senior Vice President - Finance; Chief         July 10, 2001
---------------------------------       Financial Officer (Principal Financial
Michael C. Zeigler                      and Accounting Officer)

/s/ Carl H. Rosner                      Chairman of the Board of Directors             July 10, 2001
---------------------------------
Carl H. Rosner


/s/ John M. Albertine                   Director                                       July 10, 2001
---------------------------------
John M. Albertine


/s/ James S. Hyde                       Director                                       July 10, 2001
---------------------------------
James S. Hyde


/s/ Thomas L. Kempner                   Director                                       July 10, 2001
---------------------------------
Thomas L. Kempner


                                        Director                                       July __, 2001
---------------------------------
Stuart A. Shikiar


/s/ Sheldon Weinig                      Director                                       July 10, 2001
---------------------------------
Sheldon Weinig



                                INDEX TO EXHIBITS


         Exhibit
         Number              Description of Exhibit
         -------             ----------------------

          4.1 Restated Certificate of Incorporation of Intermagnetics General Corporation (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K, filed on August 28, 1998).

          4.2 By-laws, as amended, of Intermagnetics General Corporation (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K, filed August 28, 2000).

          5.1     Opinion of Katherine M. Sheehan, Esq.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of KPMG LLP.

         23.3     Consent of Katherine M. Sheehan, Esq. (included as part of
                  Exhibit 5).

         24.1     Power of Attorney (included as part of the signature page).

         99.1 Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan.